Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lowe's Companies, Inc. on Form S-3 of our reports dated February 19,
1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended January 31, 1993, and to the reference to us under the heading ``Experts'' in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE
Charlotte, North Carolina
December 27, 1993